Exhibit 99.4

CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED) (a)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(IN THOUSANDS)

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)
Operating revenue	$871,094	$121,990	$(460)	$992,624	$863,826	$114,170	$(502)	$977,494

Operating expenses:
Salaries, wages and employee benefits	199,965	18,642	—	218,607	197,046	17,899	—	214,945
Operating supplies and expenses	63,766	11,571	—	75,337	61,794	11,334	—	73,128
Fuel	151,726	17,230	—	168,956	159,719	17,629	—	177,348
Purchased transportation	258,855	47,513	(340)	306,028	234,743	43,564	(361)	277,946
Rental expense	28,873	10,316	(21)	39,168	23,685	10,336	(21)	34,000
Insurance and claims	25,707	3,867	(99)	29,475	21,252	4,344	(120)	25,476
Depreciation and amortization of property and equipment	49,288	4,706	—	53,994	51,058	3,700	—	54,758
Amortization of intangibles	4,203	—	—	4,203	4,509	—	—	4,509
Gain on disposal of property and equipment	(2,746)	(1,597)	—	(4,343)	(2,946)	(36)	—	(2,982)
Communication and utilities	6,154	545	—	6,699	6,819	341	—	7,160
Operating taxes and licenses	14,946	2,364	—	17,310	16,450	2,409	—	18,859

Total operating expense	800,737	115,157	(460)	915,434	774,129	111,520	(502)	885,147

Operating income	70,357	6,833	—	77,190	89,697	2,650	—	92,347

Other (income) expenses:
Interest expense	28,149	953	—	29,102	36,629	1,179	—	37,808
Derivative interest expense	448	—	—	448	3,384	—	—	3,384
Interest income	(667)	(12)	—	(679)	(562)	(31)	—	(593)
Other	(385)	(38)	—	(423)	(380)	34	—	(346)

Total other (income) expenses, net	27,545	903	—	28,448	39,071	1,182	—	40,253

Income before income taxes	42,812	5,930	—	48,742	50,626	1,468	—	52,094
Income tax expense	14,960	126	—	15,086	19,676	27	—	19,703

Net income	$27,852	$5,804	$—	$33,656	$30,950	$1,441	$—	$32,391

GAAP Diluted EPS	$0.20	$0.04 (d)		$0.24	$0.22	$0.01 (d)		$0.23

Adjusted EPS (c)	$0.21	$0.03 (d)		$0.23	$0.25	$0.01 (d)		$0.26

Diluted weighted average shares used in per share calculation	139,546	139,546 (d)		139,546	139,503	139,503 (d)		139,503

Operating Ratio	91.9%	94.4%		92.2%	89.6%	97.7%		90.6%

Adjusted Operating Ratio (e)	89.4%	92.9%		89.8%	86.4%	97.0%		87.6%

EBITDA	$124,233	$11,577		$135,810	$145,644	$6,316		$151,960

Adjusted EBITDA (f)	$125,631	$11,638		$137,269	$146,425	$6,379		$152,804

(a)	On August 6, 2013, Swift Transportation Company (the “Company” or “Swift”) entered into a Stock Purchase Agreement with the shareholders of Central Refrigerated Transportation, Inc. (“Central”), pursuant to which the Company acquired all of the outstanding capital stock of Central (the “Acquisition”) in a cash transaction valued at $225 million. Mr. Jerry Moyes, the Chief Executive Officer and controlling stockholder of Swift, was the majority shareholder of Central. Given Mr. Moyes’ majority ownership in both Swift and Central, the Acquisition is accounted for as a combination of entities under common control similar to the pooling of interest method. Under common control accounting, the historical results of Central have been combined with Swift’s. The above consolidating statement of operations for the three months ended September 30, 2012 and 2011 reflects the combination of the entities as if the Acquisition was effective on January 1, 2011.
(b)	Certain amounts have been reclassified to conform with current presentation.
(c)	See the reconciliation of Adjusted EPS at schedule titled “Consolidating Adjusted EPS Reconciliation (Unaudited)” for the three months ended September 30, 2012 and 2011.
(d)	Represents Central’s pro forma diluted and adjusted EPS based on Swift’s diluted weighted average share count for the applicable period.
(e)	See the reconciliation of Adjusted OR at the schedule titled “Consolidating Adjusted Operating Income and Operating Ratio Reconciliation (Unaudited)” for the three months ended September 30, 2012 and 2011.
(f)	See the reconciliation of Adjusted EBITDA at the schedule titled “Consolidating Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Unaudited)” for the three months ended September 30, 2012 and 2011.